================================================================================

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                        --------------------------------

                                   FORM 8-K/A

                                   AMENDMENT 3

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 12, 1997
                                                           (MARCH 10, 1997)


                              UNIPHASE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    0-22874                     94-2579683
(STATE OF OTHER JURISDICTION   (COMMISSION FILE NO.)           (IRS EMPLOYER
    OF INCORPORATION)                                        IDENTIFICATION NO.)

         163 BAYPOINTE PARKWAY, SAN JOSE, CALIFORNIA               95134
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                 (408) 434-1800
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                               PAGE 1 OF 19 PAGES
                        EXHIBIT INDEX LOCATED ON PAGE 19

================================================================================

This amendment to Item 7. (b) of the 8K-A, filed on June 10, 1997, is to clarify certain statements made on the Nine Months Ended March 31, 1997, Pro Forma Condensed Combined Consolidated Statement of Operation.

        This form 8-K/A amends Item 7 of that certain Form 8-K filed with the Securities and Exchange Commission on March 25, 1997 (the "Original Form 8-K") by including the financial statements and pro forma financial information referred to below.

   ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

              (a)    Financial Statements of Business Acquired

                     (1)    Report of Independent Auditors.

                     (2) Laser Enterprise, a division of International Business Machines, balance sheets as of December 31, 1996 and 1995 and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996.

                     (3) Notes to Financial Statements of Laser Enterprise, a division of International Business Machines.

                         REPORT OF INDEPENDENT AUDITORS

                                      with

                              Financial Statements

                  Years ended December 31, 1996, 1995 and 1994

                                       of

                  LASER ENTERPRISE, RUESCHLIKON ZH, SWITZERLAND

    a Division of International Business Machines Corporation, New York (IBM)

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Uniphase Corporation, USA

We have audited the accompanying balance sheets of Laser Enterprise, a Division of International Business Machines, New York, as of December 31, 1996 and December 31, 1995, and the related statements of income and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Laser Enterprise, a Division of International Business Machines as at December 31, 1996 and 1995 and the results of operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with accounting principles generally accepted in the United States of America.

Zurich, Switzerland                   ATAG Ernst & Young AG
May 7, 1997

                         /s/ Robert G. Wightman           /s/ Yves Vontobe
                        Robert G. Wightman                Yves Vontobe
                        Chartered Accountant              Certified Accountant

         LASER ENTERPRISE, A DIVISION OF INTERNATIONAL BUSINESS MACHINES

                                 BALANCE SHEETS

                                                              December 31
                                                      --------------------------
                                                          1996           1995
                                                      -----------     ----------

Assets

Current assets:
Accounts Receivable                                   $ 5,328,755     $3,860,480
Inventories                                             3,336,370        776,315

                                                      -----------     ----------
Total current assets                                    8,665,125      4,636,795

Property, plant and equipment, net                      3,407,841      1,952,191
                                                      -----------     ----------
Total assets                                          $12,072,966     $6,588,986
                                                      ===========     ==========


Liabilities and Division Equity

Current Liabilities:
Accounts payable                                      $   124,971     $   42,514
Accrued liabilities                                        98,377        102,207
Accrued pa1yroll costs                                    610,269        312,264
Provision for warranty costs                            1,008,858        831,683
                                                      -----------     ----------
Total current liabilities                               1,842,475      1,288,668
                                                      -----------     ----------

Provision for hospitalization contribution plan           420,000        375,000
Provision for employee pension costs                    2,420,000      2,230,000

Division equity
Head Office current account                             7,390,491      2,695,318
                                                      -----------     ----------
Total liabiilities and division equity                 12,072,966      6,588,986
                                                      ===========     ==========

   The accompanying notes form an integral part of these financial statements

         LASER ENTERPRISE, A DIVISION OF INTERNATIONAL BUSINESS MACHINES

                              STATEMENTS OF INCOME

                                                             Years ended December 31
                                                 ------------------------------------------------
                                                     1996              1995              1994
                                                 ------------      ------------      ------------
Gross sales                                      $ 21,895,655      $ 19,679,554      $ 13,844,335
Cost of sales                                      (7,572,417)       (9,587,004)       (7,622,562)
                                                 ------------      ------------      ------------
Gross profit                                       14,323,238        10,092,550         6,221,773
                                                 ------------      ------------      ------------
Operating expenses:
Research and development expenses                   1,841,401         1,627,510         1,246,621
Selling, general and administrative expenses        2,608,628         2,211,617         1,591,217
                                                 ------------      ------------      ------------
Total operating expenses                            4,450,029         3,839,127         2,837,838
                                                 ------------      ------------      ------------

Income before income taxes                          9,873,209         6,253,423         3,383,935


Notional income tax expense                         2,665,766         1,688,424           913,662
                                                 ------------      ------------      ------------
Net income                                       $  7,207,443      $  4,564,999      $  2,470,273
                                                 ============      ============      ============


   The accompanying notes form an integral part of these financial statements

        LASER ENTERPRISE, A DIVISION OF INTERNATIONAL BUSINESS MACHINES

                            STATEMENTS OF CASH FLOWS

                                                                 For the Years ended December 31
                                                            -----------------------------------------
                                                                1996          1995           1994
                                                            -----------    -----------    -----------


Operating activities
Net income                                                  $ 7,207,443    $ 4,564,999    $ 2,470,273
Adjustments to reconcile net income to
   net cash provided by operating activities
        Depreciation                                            732,812        895,958        920,859
Changes in operating assets and liabilities:
   Accounts receivable                                       (1,468,275)     1,246,450     (2,176,630)
   Inventories                                               (2,560,055)       400,212     (1,076,527)
   Accounts payable and other current liabilities               553,807        599,205        239,463
   Change in long-term liabilities                              235,000        220,000        200,000
                                                            -----------    -----------    -----------
Net cash provided by operating activities                     4,700,732      7,926,824        577,438
                                                            -----------    -----------    -----------
Investing activities
Investments in property, plant and equipment                 (2,188,462)      (576,071)      (802,244)
                                                            -----------    -----------    -----------
Financing activities
Net cash provided by (to) International Business Machines    (2,512,270)    (7,350,753)       224,806
                                                            -----------    -----------    -----------
Cash at beginning and end of period                         $         0    $         0    $         0
                                                            ===========    ===========    ===========




   The accompanying notes form an integral part of these financial statements

                  LASER ENTERPRISE DIVISION OF IBM CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1996, 1995 AND 1994

NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Laser Enterprise has operated as a business operation of International Business Machines Corporation, New York (IBM). The accompanying financial statements include the assets and liabilities and the related net sales and expenses that are directly related to Laser Enterprise's operations on a historical basis.

The Laser Enterprise business consists of research in the opto-electronic field and the development and manufacture of gallium arsenide laser chips in Rueschlikon, Zurich, Switzerland and their sale to unrelated parties located principally in North America, Italy and Korea. Laser Enterprise performs ongoing credit evaluations and does not require collateral.

Laser Enterprise had no separate legal status as it was an integral part of the Zurich Research Laboratory, a component of the Research Division of IBM. As a result, separate accounting records have not been maintained for the Laser Enterprise operations acquired by Uniphase Corporation under the Purchase Agreement of March 10, 1997 (the "Purchase Agreement") (see Note 9). The accompanying financial statements have been prepared from the historical accounting records of IBM.

Since all financing, cash receipts and disbursements were undertaken by IBM for Laser Enterprise, these financial statements do not show liquid asset balances. All financing, cash receipts and disbursements since January 1, 1994 are recorded in the Head Office current account. At the end of each year, the net income is credited to the Head Office current account.

The US Dollar is considered to be the functional currency of Laser Enterprise. Accounts denominated in other currencies are translated into US Dollars at the approximate rates of exchange in effect at the dates of the underlying transactions. Exchange differences are considered to be immaterial and are charged to income under operating expenses.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

Inventory is stated at the lower of cost or market value. Cost is computed on the basis of estimated costs allocated to Laser Enterprise and on estimated average yields of salable product resulting from the production process.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation is computed for financial reporting purposes by the use of the straight line method over the estimated useful lives (production and research machinery and equipment 7 years, office machines and equipment 5 years).

INCOME TAXES

Since Laser Enterprise has operated as a part of a non-trading division of IBM, its results have not been subject to taxation on a basis comparable to that applicable to an unaffiliated independent company. For financial reporting purposes, a notional income tax charge is shown; this is computed on the reported profit before income tax at the approximate average income tax rate (maximum tax bracket: 27%) applicable to a company operating in Rueschlikon, Zurich.

REVENUE RECOGNITION

Sales, cost of sales, and a provision for estimated sales returns, warranty costs and allowances are recorded at the time sales transactions are considered complete, which is generally the date products are shipped to customers.

NOTE 3 - INVENTORIES

Inventories comprise the following:

December 31,                                   1996         1995         1994
Finished goods                              $  704,281   $  110,986   $  677,330
Work in process (cells in lot validation)    2,632,089      665,329      499,197
                                            ----------   ----------   ----------
Total                                       $3,336,370   $  776,315   $1,176,527
                                            ----------   ----------   ----------

Management considers the value of the raw material inventories to be insignificant.

NOTE 4 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment comprises the following:

December 31,                                1996           1995          1994
Production and research machinery
    and equipment                        $ 9,150,997   $ 7,298,902   $ 6,778,196
Office machines and equipment              1,225,397       889,030       831,665
                                         -----------   -----------   -----------
Total cost                                10,376,394     8,187,932     7,609,861
Accumulated depreciation                   6,968,553     6,235,741     5,339,783
                                         -----------   -----------   -----------
Net book value                           $ 3,407,841   $ 1,952,191   $ 2,270,078
                                         -----------   -----------   -----------

NOTE 5 - PROVISION FOR HOSPITALIZATION COST PLAN

Laser Enterprise makes contributions of up to CHF 25,000 each to the hospitalization costs of the employees, their spouses and non-adult children. After a disbursement has been made, the remaining credit balance of the person concerned is topped-up to CHF 25,000 by annual installments of CHF 2,500 during the period of employment. After retirement, the persons concerned remain entitled to contributions up to the amount of their credit balance; this balance is no longer topped-up after retirement. Entitlement to contributions ceases on the termination of employment other than through retirement.

For financial reporting purposes, provision is made for the cost of these hospitalization contributions at the rate of USD 1,000 per employee per year (the approximate average historical cost per employee for the IBM Zurich Research Laboratory) up to an amount of USD 20,000 per employee. This amount of USD 20,000 then represents a provision for the post-retirement cost of the hospitalization contribution plan. The actual disbursements of hospitalization contributions for Laser Enterprise personnel were minimal in the years 1996, 1995 and 1994.

NOTE 6 - PROVISION FOR EMPLOYEE PENSION COSTS

The personnel of Laser Enterprise were members of the defined benefit and defined contribution pension plans of IBM. For the financial reporting purposes of Laser Enterprise, these plans have the characteristics of multiemployer plans. The pension plans are funded by defined contributions from the employees plus defined (defined contribution plan) or non-defined contributions (defined benefit plan) from the employers. The defined contribution plan and the vested benefits under the defined benefit plan are considered to be fully funded through current contributions.

Provisions for the unfunded obligations of the defined benefit plan have been made in these financial statements based on the supplementary funding amounts in respect of projected benefit obligations under the defined benefit plan which were included in the Purchase Agreement.

Pension plan expense was one of the components of the total employee benefits costs allocated to Laser Enterprise primarily on the basis of headcount. The total pension plan expense charged to the income statements amounted to approximately $ 1,204,000 in 1996, $ 513,000 in 1995 and $ 413,000 in 1994.

NOTE 7 - GROSS SALES

Gross sales per the accompanying financial statements represent shipments by Laser Enterprise for the products acquired by Uniphase Corporation.

Two significant third-party customers in the North America accounted for 46% respectively 43% of gross sales in 1996, 55% respectively 34% in 1995 and 79% respectively 7% in 1994.

NOTE 8 - TRANSACTIONS WITH HEAD OFFICE

The Head Office current account balance included in the balance sheet represents a net balance as a result of the various transactions between Laser Enterprise and its Head Office. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of Laser Enterprise,s participation in the Head Office,s central cash management program, wherein all Laser Enterprise,s cash receipts are remitted to the Head Office and all cash disbursements are funded by the Head Office.

An analysis of transactions in the Head Office current account for each of the three years in the period ended December 31, 1996 follows:

                                                  1996          1995            1994
Balance at beginning of year                 $  2,695,318   $  5,481,072   $  2,985,993
Customer payments directly to Head Office     (18,039,038)   (17,883,604)    (7,784,405)
Investment in property, plant and equipment     2,188,463        578,071        802,244
Miscellaneous expenses, net of items not
   requiring disbursement of cash              10,672,539      8,266,356      6,093,305
Notional income tax expense                     2,665,766      1,688,424        913,662
Net income                                      7,207,443      4,564,999      2,470,273
                                             ------------   ------------   ------------
Balance at end of year                       $  7,390,491   $  2,695,318   $  5,481,072
                                             ------------   ------------   ------------
Average balance during year                  $  5,042,904   $  4,088,195   $  4,233,532
                                             ------------   ------------   ------------

The Zurich Research Laboratory of IBM provides various services to Laser Enterprise for which charges are made based on allocations of the total costs of the Zurich Research Laboratory. Such allocations of the costs of corporate services, production, clean room and other facilities, information services, etc. to Laser Enterprise were made based on the estimated usage, determined primarily on the basis of actual headcount. In the opinion of management this method of allocation is reasonable. No charges have been made for the use of existing IBM patents and know-how.

NOTE 9 - SUBSEQUENT EVENT

On March 10, 1997, Laser Enterprise was acquired by Uniphase Corporation and its name was changed to Uniphase Laser Enterprise AG.

                              ---------------------

                         PRO FORMA FINANCIAL INFORMATION

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS (CONTINUED)

            (b)    Pro Forma Financial Information

                   On March 10, 1997, Uniphase Corporation (the "Company") acquired the certain assets, including accounts receivable, fixed assets, inventory, non-exclusive technology and a patent license agreement and assumed certain accrued liabilities of Laser Enterprise, a division of International Business Machines ("IBM"), located at IBM's Zurich Research Laboratory in Switzerland for the purchase price of $45.9 million consisted of $45 million cash and acquisition expenses of approximately $900,000. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 1997 and the fiscal year ended June 30 1996, should be read in conjunction with the consolidated financial statements of the Company, as previously filed and the Financial Statements of Laser Enterprise, a division of IBM ("Laser Enterprise") included herein. Those financial statements are based on the historical financial statements of the Company and Laser Enterprise after giving effect to the acquisition under the purchase method of accounting and the assumptions and adjustments described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Statements of Operation. The pro forma information does not purport to be indicative of the results which would have been reported if the above transaction had been in effect for the periods presented or which may result in the future.

                   The Unaudited Pro Forma Condensed Combined Statements of Operations are presented as if the operations of the Company and Laser Enterprise had been combined as of July 1, 1995. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended June 30, 1996 combines the year ended June 30, 1996 for the Company and the twelve month period ended June 30, 1996 for Laser Enterprise. The Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended March 31, 1997 combines the nine months ended March 31, 1996 for the Company and for Laser Enterprise.

                    PRO FORMA CONDENSED COMBINED CONSOLIDATED
                       STATEMENT OF OPERATIONS (UNAUDITED)

                                 MARCH 31, 1997

                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         Nine Months Ended March 31, 1997
                                                    ------------------------------------------
                                                                                      Pro Forma
                                                                Laser      Pro Forma   Uniphase
                                                    Uniphase  Enterprise  Adjustments  Combined
                                                    --------   --------  ------------  -------
Net sales                                           $ 73,073   $ 16,847  $    --      $ 89,920
Cost of sales                                         39,167      8,205       87 (B)    47,459
                                                    --------   --------  -------       -------
   Gross profit                                       33,906      8,642      (87)       42,461

Operating expenses:
   Research and development                            6,307      1,519       52 (B)     7,878
   Royalty and license                                 1,209       --         --         1,209
   Selling, general and administrative                17,635      1,907    1,422 (A)    21,194
                                                                             230 (B)

Acquired in-process research and development          33,314       --    (33,314)(A)        --
                                                    --------   --------  -------       -------
Total operating expenses                              58,465      3,426  (31,610)       30,281
                                                    --------   --------  -------       -------

   Income (loss) from operations                     (24,559)     5,216   31,523        12,180

Interest and other income, net                         2,805       --         --         2,805
                                                    --------   --------  -------       -------

   Income (loss) before income taxes                 (21,754)     5,216   31,523        14,985

Income tax expense (benefit)                           6,056      1,366     (716)(C)     6,706
                                                    --------   --------  -------       -------

Net income (loss)                                   $(27,810)  $  3,850  $32,239       $ 8,279
                                                    ========   ========  =======       =======

Net income (loss) per share                         $  (1.69)                          $  0.50
                                                    ========                           =======
Number of weighted average shares used in per
share amounts                                         16,489                            16,489



See accompanying notes to unaudited pro forma condensed combined financial statements

                    PRO FORMA CONDENSED COMBINED CONSOLIDATED
                       STATEMENT OF OPERATIONS (UNAUDITED)
                                  JUNE 30, 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                              Twelve Month Period Ended June 30, 1996
                                                       --------------------------------------------------
                                                                                               Pro Forma
                                                                    Laser       Pro Forms      Uniphase
                                                       Uniphase   Enterprise   Adjustments     Combined
                                                       --------   ----------   -----------     --------
Net sales                                               $69,073    $19,191                      $88,264
Cost of sales                                            36,300      7,890         116(B)        44,306
                                                        -------    -------     -------          -------
   Gross profit                                          32,773     11,301         116           43,958

Operating expenses
   Research and development                               5,828      1,528          70(B)         7,426
   Royalty and license                                    1,337        --                         1,337
   Selling, general, and administrative                  12,699      2,349       2,521(A)        17,569
                                                                                   307(B)
   Acquired in-process research and development           4,480        --          --             4,480
   Compensation expense                                   3,000        --          --             3,000
                                                        -------    -------     -------          -------
Total operating expenses                                 27,344      3,877       2,898           33,812
                                                        -------    -------     -------          -------
   Income (loss) from operations                          5,429      7,424      (2,782)          10,146

Interest and other income, net                            1,399        --          --             1,399
                                                        -------    -------     -------          -------
   Income (loss) before income taxes                      6,828      7,424      (2,782)          11,545

Income tax expense (benefit)                              4,036      2,004      (1,113)(C)        4,927
                                                       --------    -------     -------          -------

Net income (loss)                                       $ 2,792    $ 5,420     $(1,669)         $ 6,618
                                                        =======    =======     =======          =======

Net income (loss) per share                             $  0.21                                 $  0.49
                                                        =======                                 =======
Number of weighted avg. shares used in per share
amounts                                                  13,577                                  13,577
                                                        =======                                 =======


See accompanying notes to unaudited pro forma condensed combined financial statements

                          NOTES TO UNAUDITED PRO FORMA

                     CONDENSED COMBINED FINANCIAL STATEMENTS

(A) In March 1997, the Company acquired ULE. The total purchase price of $45.9 million included consideration of $45 million in cash and estimated direct costs of $900,000.

    Of the total purchase price, $33.3 million has been allocated to in-process research and development and charged to expenses. Since such amount is a non-recurring charge, it has been included as a pro forma adjustment to exclude the effects from the Unaudited Pro Forma Condensed Combined Statement of Income for the nine-month period ended March 31, 1997.

    The remaining $12.6 million of the total purchase price has been allocated to specifically identifiable assets acquired which includes $1.5 million allocated to a prepaid lease and service agreement that is being amortized over the terms of two years. The intangible assets acquired of $6.9 million will be amortized over an average estimated useful life of five years. The related amortization is reflected as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statements of Income.

    The purchase price allocation is preliminary subject to change based on the Company's final analysis.

(B) Upon the closing, the Company granted stock options to certain employees at a grant price of less than market value. The Company will incur compensation expenses totaling $2.0 million which will be amortized over the vesting period of four years and the related proportional amounts have been included as a pro forma adjustment to the Unaudited Pro Forma Condensed Combined Statements of Income.

(C) The pro forma combined provisions for income taxes do not represent the amounts that would have resulted had Uniphase and Laser Enterprise filed consolidated income tax returns during the periods presented. The pro forma adjustments have been tax effected at the Company's incremental tax rate of approximately 40%.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS (CONTINUED)

            (c)    Exhibits

                   The Exhibit Index appearing on page 19 is incorporated by reference.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     UNIPHASE CORPORATION

                                     /s/ Dan E. Pettit
                                     -------------------------------
                                     Dan E. Pettit
                                     Vice President of Finance and CFO

Date: August 12, 1997

                                  EXHIBIT INDEX

                                                                 SEQUENTIALLY
EXHIBIT                DESCRIPTION                               NUMBERED PAGE
-------                -----------                               -------------
 2.1      Purchase Agreement among Uniphase Corporation,
          International Business Machines Corporation, and
          Uniphase Laser Enterprise AG (incorporated by
          reference to exhibits of Registrant's Form 8-K
          filed on March 25, 1997).


 2.3 Patent License Agreement (incorporated by reference to exhibits of Registrant's Form 8-K filed on March 25,
          1997).

 2.4      The Agreement for Exchange of Confidential Information
          (incorporated by reference to exhibits of Registrant's
          Form 8-K filed on March 25, 1997).

10.1 Technology License Agreement (incorporated by reference to exhibits of Registrant's Form 8-K filed on March 25, 1997).




23.1     Consent of ATAG Ernst & Young AG, independent auditors.
